RGA

The security of experience.
The power of innovation.

2Q20 Earnings Presentation

Reinsurance Group of America, Incorporated

August 5, 2020

Safe Harbor

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe" and other similar expressions. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company's financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, the estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company's liquidity, access to capital and cost of capital, (4) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company's future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company's collateral arrangements, (7) action by regulators who have authority over the Company's reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent's status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company's current and planned markets, (10) the impairment of other financial institutions and its effect on the Company's business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company's investment securities or result in the impairment of all or a portion of the value of certain of the Company's investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company's ability to make timely sales of investment securities, (14) risks inherent in the Company's risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company's investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company's dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company's clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors' responses to the Company's initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company's entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company's telecommunication, information technology or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company's other filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company's continuing operations, primarily because that measure excludes substantially all of the effects of net investment-related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company's underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform, and other items that management believes are not indicative of the Company's ongoing operations. The definition of adjusted operating income can vary by company and this measure is not considered a substitute for GAAP net income.

RGA uses a second non-GAAP financial measure called adjusted operating revenues as a basis for measuring performance. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives. The definition of adjusted operating revenues can vary by company and this measure is not considered a substitute for GAAP revenues.

Additionally, the Company evaluates its stockholders' equity position excluding the impact of accumulated other comprehensive income ("AOCI"), a non-GAAP financial measure. The Company believes it is important to evaluate its stockholders' equity position excluding the effect of AOCI because the net unrealized gains or losses included in AOCI primarily relate to changes in interest rates, changes in credit spreads on investment securities, and foreign currency fluctuations that are not permanent and can fluctuate significantly from period to period.

Book value per share before the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to exclude the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating earnings per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders' equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company's continuing operations. They also serve as a basis for establishing target levels and awards under RGA's management incentive programs.

Reconciliations of non-GAAP financial measures to the nearest GAAP financial measures are provided in the Appendix at the end of this presentation.

Key Messages

RGA operations continue to run smoothly. Our top priority is the health and well-being of our employees, and supporting our clients and communities. We are extremely proud of how the RGA team has adapted to these very difficult circumstances.

Q2 2020 Results

- RGA's results demonstrated resilience of RGA's global franchise
- Adjusted operating EPS of $1.36[1]
  - Estimated COVID-19 claim costs of $300 million
  - Segment results, other than U.S. and Latin America Traditional, were generally in line with or better than expectations
  - Australia was break-even
- Investment results reflect
  - Impairments of $22 million
  - Variable investment income below average run rate
  - Non-spread portfolio yield of 4.07%[2], new money rate of 3.57%[3]
- We believe our balance sheet is strong, well-positioned to weather a range of scenarios

Key Developments

- Q2 COVID-19 experience was significant, but manageable given strength of the underlying earnings
  - $240 million of excess U.S. individual mortality claim costs believed to be COVID-19 related
  - $60 million of excess claim costs in all other operations believed to be COVID-19 related, primarily in the U.K. and Canada
- Investment performance and mortality impacts tracking better than our previously discussed COVID-19 scenarios
- Excess capital of $1.4 billion reflects additional capital raised, net income, and nominal capital deployment into inforce transactions

RGA

[1] Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.
[2] On an amortized cost basis, excluding spread business.
[3] Excludes cash, cash equivalents, and U.S. Treasury notes purchased.

Second Quarter Results

Pre-tax Adjusted Operating Income[1]

- Consolidated results were impacted by COVID-19 related excess mortality claim costs, but were solid otherwise
- Global diversity of earnings continues to highlight RGA's attractive and resilient operating model


$ in millions
$267
$109
2Q19
2Q20

Adjusted Operating EPS[1]

- Adjusted operating income of $87 million
- Effective tax rate was 20.3% on pre-tax adjusted operating income


$3.31
$1.36 2
2Q19
2Q20

Trailing 12 Month Adjusted Operating ROE[1]

- Ongoing headwinds from low interest rates and foreign exchange rates
- Adjusted operating ROE for trailing 12 months was 7.8%


11.0%
7.8%
2Q19
2Q20

RGA

[1] Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.
[2] On June 5, 2020, RGA completed an offering of 6,172,840 shares of its common stock and received net proceeds, before expenses, of approximately $481 million, which had a $(0.04) impact on adjusted operating EPS for the second quarter.

Results by Segment

- U.S. and Latin America Traditional results reflect $240 million of excess individual mortality claim costs; both our Group and Individual Health lines of business were modestly above expectations
- U.S. and Latin America Asset-Intensive results reflect a favorable impact from the rebound in equity markets
- Canada Traditional results reflect favorable group experience, partially offsetting modestly unfavorable individual mortality experience including COVID-19 claim costs
- EMEA Traditional results reflect COVID-19 claim costs in the U.K., partially offset by favorable mortality experience in other countries and favorable morbidity experience overall; EMEA Financial Solutions results reflect favorable longevity experience
- APAC Traditional results reflect Asia results that were in line, while Australia was break-even; APAC Financial Solutions results were above expectations due to strong new business volume
- Corporate results were below the expected average run rate, primarily due to lower incentive compensation and travel-related expenses

Pre-tax Adjusted Operating Income (Loss)[1]	2Q20	2Q19
U.S. and Latin America Traditional	$(165)	$59
U.S. and Latin America Asset-Intensive	$63	$69
U.S. and Latin America Capital Solutions	$24	$20
Canada Traditional	$40	$45
Canada Financial Solutions	$4	$4
EMEA Traditional	$16	$16
EMEA Financial Solutions	$79	$49
APAC Traditional	$47	$34
APAC Financial Solutions	$12	$4
Corporate & Other	$(11)	$(33)
Total	$109	$267

RGA

[1] USD in Millions. Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.

U.S. Individual Mortality

- Q2 excess claim costs of $240 million, including an additional COVID-19 IBNR reserve
- Higher frequency drove excess claims
- Our analysis suggests Q2 excess claim costs are attributable to the COVID-19 pandemic
  - Estimate consistent with known cause-of-death reporting adjusting for reporting lags
  - Majority of excess claims concentrated in policies over age 70 and policies underwritten more than 15 years ago
  - Highest mortality ratios in states with the highest general population COVID-19 reported deaths

Pre-Tax Income (Loss) Reconciliation

- Investment impairments slowed in Q2 due to various improvements in the financial markets, while the allowance for commercial mortgage loans increased due to macro economic factors
- Movement in other embedded derivatives (mostly B36) was not as pronounced in Q2 as credit spreads tightened
- "Other derivative instruments" are primarily comprised of non-qualifying hedges (such as inflation increases in reinsured policyholder benefits) and investment strategies that utilize credit derivatives to replicate fixed income investments

$ in millions	1Q20	2Q20	2Q YTD
Pre-tax income (loss)	$ (96)	195	99
Investment-related			
Investment impairments and CECL[1]	47	22	69
Net gains/losses on sale of fixed maturity securities	(27)	(20)	(47)
Change in market value of equity securities and other	17	(15)	2
Derivative-related			
GMXBs[2] (net of hedging and DAC)	(36)	(36)	(72)
Other embedded derivatives (net of DAC)	121	2	123
Change in market value of other derivative instruments	95	(42)	53
Tax-related items and other	(3)	3	-
Pre-tax adjusted operating income	$ 118	109	227

[1] New accounting standard related to current expected credit losses.
[2] GMXBs are policy riders that provide a specified guaranteed minimum benefit. Examples include Guaranteed Minimum Withdrawal Benefits and Guaranteed Minimum Income Benefits.

Investments Summary

- Our investment strategy strives to consistently balance risk and return with strong underwriting discipline to build a portfolio to weather cycles
- Investment portfolio credit performance is tracking better than our previously discussed stress scenarios
- Portfolio average quality of “A” maintained in the quarter
- Investment portfolio market value increased as risk-free rates remained low and credit spreads rallied across most asset classes
- Portfolio activity in Q2 focused on reducing positions where assessed risk/reward had become less favorable and on acquiring attractive new issue public corporates
- Variable investment income improved in Q2 but was below expectations

Non-Spread Investment Yield[1]

Non-Spread Investment Yield[1]

- Investment yield similar to prior quarter; higher cash balances reduced yield; variable investment income improved in Q2, but was still below expectations

Non-Spread Investment Yield[1]


4.38%
4.83%
4.55%
4.08%
4.07%
2Q19
3Q19
4Q19
1Q20
2Q20

New Money Rates[2]

- New money rate was 3.57% in Q2 2020
- Limited sourcing of private debt and commercial mortgage loans

New Money Rates[2]


4.02%
3.80%
3.70%
4.20%
3.57%
2Q19
3Q19
4Q19
1Q20
2Q20

RGA

[1] On an amortized cost basis, excluding spread business.
[2] Excludes cash, cash equivalents, and U.S. Treasury notes purchased.

Capital and Liquidity

Capital

- We believe our balance sheet is strong with a stable capital mix
- Successful execution of capital raise
- Excess capital position of $1.4 billion



$ in billions
$12
$10
$8
$6
$4
$2
$-
$9.0
$10.3
$10.6
$11.4
$11.9
2016
2017
2018
2019
2Q20 2
Proforma
Shareholders' Equity (ex-AOCI) 1
Debt
Hybrid Securities

Leverage Ratios

- Leverage ratios within our targeted ranges
- Pre-funded 2021 senior note maturity



40%
35%
30%
25%
20%
15%
10%
5%
0%
21.8%
34.2%
16.2%
27.1%
15.7%
26.3%
16.3%
26.0%
17.2%
26.6%
2016
2017
2018
2019
2Q20 2
Proforma
Debt to Total Capital
Debt + Hybrids to Total Capital

Ample Liquidity Available

- Continued to build liquidity in Q2, with cash and cash equivalents of $4.3 billion as of June 30, 2020
- Access to $850 million syndicated credit facility and other sources



$ in billions
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$-
$1.2
$1.3
$1.9
$1.4
$2.8
$4.3
2016
2017
2018
2019
1Q20
2Q20
Cash and Cash Equivalents

RGA

[1] Please refer to "Reconciliations of Non-GAAP Measures" in the Appendix.
[2] Assumes $400 million of senior notes due June 2021 are retired as of June 30, 2020, for a net debt issuance of $200 million. Senior notes due June 2021 will be repaid upon maturity.

COVID-19 Mortality Model Update

COVID-19 Mortality Model Update

- Mortality model revised based on updated external data and our own claims experience
- Financial impact projected to be lower than previous estimates for the same level of general population deaths
  - Previous model estimated $400 million to $500 million pre-tax mortality claim costs for every additional 1.4 million global deaths (including 100,000 U.S. deaths)
  - Updated model now projects $200 million to $300 million pre-tax mortality claim costs for this same level of additional global deaths
  - Key updates reflect the refined impacts of socio-economic and underwriting selection factors for insured lives, as well as country specific age and gender mortality assumptions
- The U.S. is expected to continue being the key driver of mortality claim costs, followed by the U.K. and Canada
  - Estimated $15 million to $25 million pre-tax mortality claims for every additional 10,000 U.S. population deaths
  - Estimated $4 million to $6 million pre-tax mortality claims for every additional 10,000 U.K. population deaths
  - Estimated $10 million to $15 million pre-tax mortality claims for every additional 10,000 Canadian population deaths
- We will continue to refine our mortality model based on emerging data and experience

RGA Mortality Amount at Risk % by Geography


45%
17%
12%
11%
7%
5%
4%
U.S.
U.K.
Canada
Asia ex HK
EMEA ex U.K.
Australia
Hong Kong

Country	% of RGA Mortality Exposure	% of RGA Exposure Ages 70+	% of General Population Ages 70+
U.S.	45%	6.9%	11.2%
U.K.	17%	0.5%	13.7%
Canada	12%	4.3%	12.4%
Australia	5%	0.3%	11.4%
Hong Kong	4%	0.9%	12.1%

[1]RGA exposure based on amount at risk. Data as at 12/31/19.

Projection of COVID-19 Impact on Mortality Claim Costs

- Wide range of uncertainty around future general population excess deaths and impacts on RGA given multiple factors that influence course of the virus
  - Government and societal responses to the crisis
  - Timing and effectiveness of treatments and vaccines
  - Impact on all other causes of death
- Applying updated model starting in Q3 2020 to projections of **future** COVID-19 population deaths
  - Assuming **additional** 200K U.S. general population deaths, 50K in the U.K., 10K in Canada, as well as representative amounts in our other global markets
  - Resulting impact estimated to be $400 million to $600 million of additional pre-tax mortality claim costs
- Estimates continue to assume that all COVID-19 claims are marginal extra claims and not accelerations
- Expected partial offset from longevity business is not netted from mortality claim cost estimates

Appendix

RGA

Diversified and High-Quality Portfolio

- Average portfolio credit rating: A
- 95.1% investment grade
- Short-term, cash and cash equivalents 6.1%, up from 4.4% in 1Q
- CML average LTV 58%
- CLO book value $1.8 billion[1], AA average credit quality
- We believe our BBB investments are defensively positioned. Underweight energy, consumer cyclical and BBB-



Asset Allocation
As of June 30, 2020
$72.0B
69.2%
3.5%
0.2%
8.3%
1.8%
7.3%
6.1%
3.6%
Investment Grade Bonds
High Yield Bonds
Equity Securities
Mortgage Loans on Real Estate
Policy loans
Funds Withheld at Interest
Short-Term/Cash Equivalents
Other Invested Assets



Fixed Maturity Securities
Credit Rating Distribution
As of June 30, 2020[2]
(Percentages based on Fair Market Value)
$52.3B
63.5%
31.6%
3.8%
1.1%
AAA/AA/A
BBB
BB
<BB

[1] Includes funds withheld.
[2] The Rating Agency Designation includes all "+" or "-" at that rating level (e. g. "BBB" includes "BBB+", "BBB", and "BBB-").
Note: Data as of June 30, 2020. Additional information on investments can be found in the Quarterly Financial Supplement available on the Investors page of RGA's website, rgare.com.

Commercial Mortgage Loans (CML)

- Team has managed through multiple real estate cycles; robust infrastructure to protect value in times of stress
- Portfolio loan-to-value (58%) prior to COVID-19 provides significant downside support
- Portfolio diversified across geography and property type
  - Average loan size $10.2 million
  - Office properties primarily multi-tenant in nature with multi-year, diversified lease terms supports predictable income streams
- Implemented interest only or payment deferral modifications for approximately 10% of the portfolio
  - Addressed short-term cash flow issues related to COVID-19
  - No payments have been forgiven. We anticipate collecting all deferred interest due over the remaining term of each modified loan
- No loan impairments; CECL reserve increased due to macro economic factors, such as unemployment



Commercial Mortgage Investment by NAIC Rating
1.9%
1.1%
28.9%
$6.0B
68.1%
CM 1
CM 2
CM 3
CM 4



Commercial Mortgage Investment by Property Type
3.1%
14.4%
29.4%
4.2%
$6.0B
20.7%
28.2%
Office
Retail
Industrial
Hotel
Other
Multi-Family

Reconciliations of Non-GAAP Measures

Reconciliation of GAAP pre-tax income to pre-tax adjusted operating income		
In millions	2Q19	2Q20
U.S. & Latin America Traditional		
GAAP pre-tax income (loss)	$ 55.0	$ (158.0)
Capital (gains) losses, derivatives and other, net	-	-
Change in MV of embedded derivatives [1]	4.0	(7.0)
Pre-tax adjusted operating income	$ 59.0	$ (165.0)
U.S. & Latin America Asset-Intensive		
GAAP pre-tax income	$ 72.0	$ 93.0
Capital (gains) losses, derivatives and other, net [1]	(33.0)	81.0
Change in MV of embedded derivatives [1]	30.0	(111.0)
Pre-tax adjusted operating income	$ 69.0	$ 63.0
U.S. & Latin America Capital Solutions		
GAAP pre-tax income	$ 20.0	$ 24.0
Pre-tax adjusted operating income	$ 20.0	$ 24.0
Canada Traditional		
GAAP pre-tax income	$ 46.0	$ 44.0
Capital (gains) losses, derivatives and other, net	(1.0)	(4.0)
Pre-tax adjusted operating income	$ 45.0	$ 40.0
Canada Financial Solutions		
GAAP pre-tax income	$ 4.0	$ 4.0
Pre-tax adjusted operating income	$ 4.0	$ 4.0
EMEA Traditional		
GAAP pre-tax income	$ 16.0	$ 16.0
Pre-tax adjusted operating income	$ 16.0	$ 16.0
EMEA Financial Solutions		
GAAP pre-tax income	$ 52.0	$ 98.0
Capital (gains) losses, derivatives and other, net	(3.0)	(19.0)
Pre-tax adjusted operating income	$ 49.0	$ 79.0

[1] Net of DAC offset

Reconciliations of Non-GAAP Measures

Reconciliation of GAAP pre-tax income to pre-tax adjusted operating income		
In millions	**2Q19**	**2Q20**
Asia Pacific Traditional		
GAAP pre-tax income	$ 34.0	$ 47.0
Pre-tax adjusted operating income	$ 34.0	$ 47.0
Asia Pacific Financial Solutions		
GAAP pre-tax income (loss)	$ 2.0	$ 26.0
Capital (gains) losses, derivatives and other, net	2.0	(14.0)
Pre-tax adjusted operating income	$ 4.0	$ 12.0
Corporate and Other		
GAAP pre-tax income (loss)	$ (41.0)	$ 1.0
Capital (gains) losses, derivatives and other, net	8.0	(12.0)
Pre-tax adjusted operating loss	$ (33.0)	$ (11.0)
RGA Consolidated		
GAAP pre-tax income	$ 260.0	$ 195.0
Capital (gains) losses, derivatives and other, net [1]	(27.0)	32.0
Change in MV of embedded derivatives [1]	34.0	(118.0)
Pre-tax adjusted operating income	$ 267.0	$ 109.0
GAAP net income	$ 202.0	$ 158.0
Capital (gains) losses, derivatives and other, net [1]	(16.0)	23.0
Change in MV of embedded derivatives [1]	23.0	(91.0)
U.S. tax reform and statutory tax rate changes	2.0	(3.0)
Adjusted operating income	$ 211.0	$ 87.0

[1] Net of DAC offset

Reconciliation of earnings-per-share to adjusted operating earnings-per-share		
Diluted share basis	**2Q19**	**2Q20**
Earnings-per-share	$ 3.17	$ 2.48
Capital (gains) losses, derivatives and other, net [1]	(0.24)	0.35
Change in MV of embedded derivatives [1]	0.35	(1.42)
U.S. tax reform and statutory tax rate changes	0.03	(0.05)
Adjusted operating earnings-per-share	$ 3.31	$ 1.36

[1] Net of DAC offset

Reconciliations of Non-GAAP Measures

Reconciliation of GAAP stockholders' equity to stockholders' equity excluding AOCI

In millions	2Q19	2Q20
GAAP stockholders' equity	$ 10,709	$ 12,553
Less: Unrealized appreciation of securities	2,816	4,089
Less: Accumulated currency translation adjustments	(123)	(210)
Less: Unrecognized pension and post retirement benefits	(51)	(78)
Stockholders' equity excluding AOCI	$ 8,067	$ 8,752
GAAP stockholders' average equity	$ 9,202	$ 11,138
Less: Unrealized appreciation of securities	1,563	3,021
Less: Accumulated currency translation adjustments	(140)	(161)
Less: Unrecognized pension and post retirement benefits	(51)	(66)
Stockholders' average equity excluding AOCI	$ 7,830	$ 8,344

Reconciliation of trailing twelve months of consolidated net income to adjusted operating income and related return on equity (ROE)

	2Q19		2Q20	
Trailing twelve months	Income	ROE	Income	ROE
Net income	$ 783	8.5%	$ 568	5.1%
Reconciliation to adjusted operating income:				
Capital (gains) losses, derivatives and other, net	68		(50)	
Change in fair value of embedded derivatives	85		224	
Deferred acquisition cost offset, net	(22)		(99)	
Tax expense on uncertain positions	(56)		8	
Adjusted operating income	$ 859	11.0%	$ 651	7.8%

Reconciliation of book value per share to book value per share excluding AOCI

	2Q19	2Q20
Book value per share	$ 170.64	$ 184.78
Less: Effect of unrealized appreciation of securities	44.87	60.19
Less: Effect of accumulated currency translation adjustments	(1.96)	(3.09)
Less: Effect of unrecognized pension and post retirement benefits	(0.81)	(1.14)
Book value per share excluding AOCI	$ 128.54	$ 128.82

RGA